Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is entered into as of October 16, 2006 by and between Science Applications International Corporation, a Delaware corporation (“Old SAIC”) and SAIC, Inc., a Delaware corporation (“New SAIC”).

RECITALS

WHEREAS, Old SAIC, New SAIC and SAIC Merger Sub, Inc. are parties to a certain Agreement and Plan of Merger, as amended and restated as of July 24, 2006 (“the Merger Agreement”), pursuant to which (i) Old SAIC will become a wholly-owned subsidiary of New SAIC and (ii) each share of outstanding Old SAIC common stock will be converted into the right to receive shares of New SAIC class A preferred stock;

WHEREAS, in connection with the execution of the Merger Agreement and the consummation of the transactions contemplated thereby, Old SAIC and New SAIC have agreed that New SAIC will assume and agree to perform certain obligations of Old SAIC, which obligations include those with respect to the agreements listed on Schedule A hereto (collectively, the “Assumed Agreements”);

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Old SAIC and New SAIC hereby agree as follows:

ASSIGNMENT AND ASSUMPTION

1. Assignment. Old SAIC hereby assigns to New SAIC all of its rights and obligations under the Assumed Agreements.

2. Assumption. New SAIC hereby assumes all of the rights and obligations of Old SAIC under the Assumed Agreements and agrees to abide by and perform all terms, covenants and conditions of Old SAIC under such Assumed Agreements. In addition, New SAIC agrees that to the extent that any of the Assumed Agreements contains a provision with respect to a “change of control” or other similar such occurrence of Old SAIC, that such provision shall apply in the event of a “change of control” or other similar such occurrence of New SAIC.

MISCELLANEOUS

1. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying the other parties thereto of such assignment and assumption.

2. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

3. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

4. Entire Agreement. This Agreement, including the Schedule attached hereto, together with the Merger Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to thereto. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

5. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6. Third Party Beneficiaries. The parties to the various agreements that constitute Assumed Agreements are intended to be third party beneficiaries to this Agreement.

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IN WITNESS WHEREOF, New SAIC and Old SAIC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

/s/ DOUGLAS E. SCOTT
Douglas E. Scott
Senior Vice President, General Counsel and Secretary

SAIC, INC.

/s/ DOUGLAS E. SCOTT
Douglas E. Scott
Senior Vice President, General Counsel and Secretary

SCHEDULE A

Agreements to be Assumed by New SAIC

Indemnification Agreements between Science Applications International Corporation and its directors and executive officers dated beginning November 21, 2005.

Severance Protection Agreements between Science Applications International Corporation and its directors and executive officers dated beginning September 1, 2005.

A-1